Exhibit 99.1

Powerwave Technologies Reports First Quarter Results

    SANTA ANA, Calif.--(BUSINESS WIRE)--May 2, 2006--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $193.1 million for its first quarter ended April 2, 2006, compared to first quarter fiscal 2005 revenues of $162.2 million. Powerwave also reported first quarter net loss of $2.3 million, which includes a pre-tax total of $5.3 million of acquisition related charges and intangible asset amortization. For the first quarter, the net loss equates to a basic loss per share of 2 cents for the first quarter. This compares to net income of $5.4 million, or diluted earnings per share of 5 cents for the prior year period. For the first quarter of fiscal 2006, excluding all acquisition related charges and expenses, Powerwave would have reported operating income of $2.4 million, net income after taxes of $2.8 million and diluted earnings per share of 3 cents.
    "I want to stress that we at Powerwave are extremely disappointed with our results for the first quarter and we are utilizing all of our resources to ensure that we get back on track starting with our second quarter," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "While we did encounter an unexpected slowdown in our North American business, we do believe that the wireless infrastructure industry has a number of growth opportunities and we continue to believe that Powerwave is in excellent position to build upon and capture these opportunities in our markets throughout the world."
    For the first quarter of 2006, total Americas revenues were $58.2 million or approximately 30% of revenues, as compared to $48.5 million or approximately 30% of revenues for the first quarter of 2005. Total sales to customers based in Asia accounted for approximately 13% of revenues or $24.3 million for the first quarter of 2006, compared to 10% of revenues or $16.6 million for the first quarter of 2005. Total Europe, Africa and Middle East revenues for the first quarter of 2006 were $110.6 million or approximately 57% of revenues, as compared to $97.0 million or approximately 60% of revenues for the first quarter of 2005.
    For the first quarter of 2006, sales of antenna systems totaled $51.2 million or 26% of total revenues, base station systems sales totaled $112.1 million or 58% of revenues, coverage systems sales totaled $18.5 million or 10% of revenues, and contract manufacturing accounted for $11.3 million or 6% of total revenues for the first quarter.
    For the first quarter of 2006, Powerwave's largest customers included Nokia, which accounted for approximately 15% of revenues, and Siemens, which accounted for over 10% of revenues for the quarter, and Cingular Wireless, which accounted for 10% of revenues for the quarter. In terms of customer profile for the first quarter of 2006, our total OEM sales accounted for approximately 53% of total revenues, total direct and operator sales accounted for approximately 41% of revenues, and contract manufacturing accounted for 6% of revenues for the quarter.

    Equity Compensation Expense

    Powerwave implemented SFAS 123R, Share-Based Payment, effective for the first quarter of fiscal 2006. Accordingly, the results reported herein include approximately $1.0 million of pre-tax compensation expense, almost all of which is included in operating expenses.

    Balance Sheet

    At April 2, 2006, Powerwave had total cash and cash equivalents of $244.5 million, which includes restricted cash of $5.1 million. Total net inventories were $117.3 million and net accounts receivable were $213.1 million.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions of LGP Allgon Holding AB, Kaval Wireless and the selected assets and liabilities of REMEC's Wireless Systems Business, including restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring charges will not impact future operating results, and the amortization of intangible assets is a non-cash expense.

    Company Background

    Powerwave Technologies, Inc. is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.
    Attached to this news release are preliminary unaudited consolidated financial statements for the first quarter ended April 2, 2006.

    Conference Call

    Powerwave is providing a simultaneous Webcast and live dial-in number of its first quarter fiscal 2006 financial results conference call on Tuesday, May 2, 2006, at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q1 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 597-5342 and enter reservation number 82394970. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 6:00 PM Pacific time on May 2, 2006 through May 16, 2006 by calling
(617) 801-6888 and entering reservation number 51127359.

    Forward-Looking Statements

    The foregoing statements regarding growth opportunities within the wireless communications infrastructure industry and Powerwave's ability to capitalize on such opportunities are "forward-looking statements." These statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; the inability to realize anticipated costs savings and synergies from the acquisition of REMEC's Wireless business; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended January 1, 2006, which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                                      Three Months
                                                         Ended
                                                   -------------------
                                                       (unaudited)
                                                    April 2,  April 3,
                                                      2006      2005
                                                   --------- ---------
Net sales                                          $193,065  $162,179
Cost of sales:
  Cost of goods                                     152,051   119,036
  Intangible asset amortization                       3,042     1,921
                                                   --------- ---------
Total cost of sales                                 155,093   120,957
                                                   --------- ---------

Gross profit                                         37,972    41,222

Operating expenses:
  Sales and marketing                                 8,811     9,495
  Research and development                           15,464    14,629
  General and administrative                         14,309     8,615
  Intangible asset amortization                       2,076     1,986
  In-process research and development                     -       350
  Restructuring and impairment charges                  171         -
                                                   --------- ---------
Total operating expenses                             40,831    35,075
                                                   --------- ---------

Operating income (loss)                              (2,859)    6,147

Other income                                            854       233
                                                   --------- ---------
Income (loss) before income taxes                    (2,005)    6,380
Provision for income taxes                              275     1,009
                                                   --------- ---------

Net income (loss)                                   $(2,280)   $5,371
                                                   --------- ---------

Earnings (loss) per share - basic:                    ($.02)     $.05
                          - diluted:(1)               ($.02)     $.05

Weighted average common shares used in
 computing per share amounts - basic:               111,660    99,574
                             - diluted:(1)          111,660   131,229

(1) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the first quarter 2005. The first quarter 2006 loss per share does not include an add back as that would be anti-dilutive.




                     POWERWAVE TECHNOLOGIES, INC.
                        PERCENTAGE OF NET SALES

                                                      Three Months
                                                          Ended
                                                   -------------------
                                                       (unaudited)
                                                     April 2, April 3,
                                                      2006      2005
Statement of Operations Data:                      ---------- --------
-----------------------------
Net sales                                              100.0%   100.0%
Cost of sales:
  Cost of goods                                         78.7     73.4
  Intangible asset amortization                          1.6      1.2
                                                   ---------- --------
Total cost of sales                                     80.3     74.6

Gross profit                                            19.7     25.4

Operating expenses:
  Sales and marketing                                    4.6      5.9
  Research and development                               8.0      9.0
  General and administrative                             7.4      5.3
  Intangible asset amortization                          1.1      1.2
  In-process research and development                      -      0.2
  Restructuring and impairment charges                   0.1        -
                                                   ---------- --------
Total operating expenses                                21.2     21.6

Operating income (loss)                                 (1.5)     3.8

Other income                                             0.4      0.1
                                                   ---------- --------

Income (loss) before income taxes                       (1.1)     3.9
Provision for income taxes                               0.1      0.6
                                                   ---------- --------

Net income (loss)                                      (1.2%)     3.3%
                                                   ========== ========




                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)

                                              Three Months Ended
                                       -------------------------------
                                                 (unaudited)
                                                             Pro Forma
                                       April 2,               April 2,
                                         2006    Adjustments    2006
                                       --------- ----------- ---------
Net sales                              $193,065              $193,065
Cost of sales:
  Cost of goods                         152,051               152,051
  Intangible asset amortization           3,042   (3,042)(1)        -
                                       --------- ----------- ---------
Total cost of sales                     155,093   (3,042)     152,051
                                       --------- --------    ---------
Gross profit                             37,972    3,042       41,014

Operating expenses:
  Sales and marketing                     8,811                 8,811
  Research and development               15,464                15,464
  General and administrative             14,309                14,309
  Intangible asset amortization           2,076   (2,076)(2)        -
  Restructuring and impairment charges      171     (171)(3)        -
                                       --------- --------    ---------
Total operating expenses                 40,831   (2,247)      38,584
                                       --------- --------    ---------
Operating income (loss)                  (2,859)   5,289        2,430

Other income                                854                   854
                                       ---------             ---------

Income (loss) before income taxes        (2,005)   5,289        3,284
Provision for income taxes                  275      175 (4)      450
                                       --------- --------    ---------
Net income (loss)                       $(2,280)   5,114       $2,834
                                       --------- --------    ---------

Earnings (loss) per share - basic:        ($.02)                 $.03
                          - diluted:(5)   ($.02)                 $.03
Weighted average common shares used in
 computing per share amounts - basic:   111,660               111,660
                             - diluted: 111,660               144,406

(1) This represents costs related to the amortization of acquired technology.
(2) This represents costs related to the amortization of other identified intangible assets.
(3) This represents a restructuring charge related to the REMEC Wireless acquisition included in operating expenses.
(4) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective tax rate of 13.7% for the first quarter 2006.
(5) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the first quarter 2006. This add back only occurs in the pro forma calculation, as the GAAP basis would be anti-dilutive.




                     POWERWAVE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                           April 2, 2006  Jan. 1, 2006
                                           -------------- ------------
ASSETS:                                    (unaudited)(1) (audited)(2)
------------------------------------------
Cash and cash equivalents                       $239,383     $232,519
Restricted cash                                    5,081        5,002
Accounts Receivable, net                         213,088      233,726
Inventories, net                                 117,265      100,453
Property, plant and equipment, net               162,832      172,426
Other assets                                     395,980      386,124
                                           -------------- ------------
Total assets                                  $1,133,629   $1,130,250

LIABILITIES AND SHAREHOLDERS' EQUITY:
------------------------------------------
Accounts payable                                 $99,021     $106,864
Long-term debt                                   330,000      330,000
Accrued expenses and other liabilities           113,488      112,125
Total shareholders' equity                       591,120      581,261
                                           -------------- ------------
Total liabilities and shareholders' equity    $1,133,629   $1,130,250

(1) April 2, 2006 balances are preliminary and subject to purchase accounting and reclassification adjustments.
(2) January 1, 2006 balances were derived from audited financial statements.

    CONTACT: Powerwave Technologies, Inc., Santa Ana
             Kevin Michaels, 714-466-1608